Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
National Penn Bancshares, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333‑27103, 333-60096, 333-125086, 333-131620, 333-149274, 333-158890, 333-159520, 333-159519, 333-192187, 333-195830) on Forms S-8 and (No. 333-154973, 333-159609, 333-181309) on Forms S-3 of National Penn Bancshares, Inc. and subsidiaries (the Company) of our reports dated February 27, 2015, with respect to the consolidated balance sheets of the Company as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the Annual Report on Form 10‑K of the Company for the year ended December 31, 2014.

/s/ KPMG LLP
Philadelphia, Pennsylvania
February 27, 2015